UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference; the issuance of equity securities referenced therein was completed in reliance on exemptions from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01.                                        Other Events

On October 11, 2013, Penn National Gaming, Inc. (“Penn”) completed its previously disclosed exchange and repurchase transactions with FIF V PFD LLC (“Fortress”), which is an affiliate of Fortress Investment Group LLC, and certain affiliates of Centerbridge Capital Partners, L.P. (collectively, “Centerbridge”).  In the transactions, on October 11, 2013, Penn (i) issued 14,553 shares of its Series C preferred stock to Fortress in exchange for all of the 9,750 shares of Penn’s Series B preferred stock held by Fortress, (ii) repurchased 5,929 of its Series C preferred stock from Fortress for cash consideration of $397,243,000 and (iii) repurchased all of the 2,300 shares of Penn’s Series B preferred stock held by Centerbridge for cash consideration of $230,000,000.  As a result of this transaction, there are no longer outstanding any shares of Penn’s Series B preferred stock.

Subject to the terms and conditions of the Statement with Respect to Shares of Series C Convertible Preferred Stock (the “Statement”), the 8,624 remaining shares of Series C preferred stock held by Fortress are convertible into 8,624,000 shares of Penn common stock.  Descriptions with additional detail regarding the transactions with Fortress and Centerbridge, including the terms and conditions of the Statement, are included in Penn’s Current Report on Form 8-K filed with the SEC on January 18, 2013, Penn’s Current Report on Form 8-K filed February 5, 2013, and the prospectus of Gaming and Leisure Properties, Inc., currently a subsidiary of Penn, filed on Form 424B3 on October 10, 2013.  Such descriptions are incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2013	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert Ippolito
	Name:	Robert Ippolito
	Title:	Vice President, Secretary and Treasurer

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